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                                                               Exhibit (d)(7)(v)

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, dated as of December 12, 2003 by and between The Equitable Life Assurance Society of the United States, Inc., a New York stock life insurance corporation ("Equitable" or the "Manager"), and Merrill Lynch Investment Managers International Limited, a company organized under the laws of England and Wales (the "Adviser").

     WHEREAS, EQ Advisors Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies;

     WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

     WHEREAS, Equitable is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and is the investment manager to the Trust;

     WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act and also is an authorised person for purposes of the Financial Services and Markets Act of the United Kingdom;

     WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Agreement"); and

     WHEREAS, the Board of Trustees of the Trust and Equitable desire to retain the Adviser to render investment advisory services to the EQ/Mercury International Value Portfolio ("Portfolio") in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and covenants hereinafter contained, Equitable and Adviser agree as follows:

1.   APPOINTMENT OF ADVISER

     The Manager hereby appoints the Adviser to act as investment adviser to the Portfolio and to furnish the investment advisory services described below, subject to the supervision of the Trustees of the Trust and the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or Manager in any way or otherwise be deemed an agent of the Trust or Manager except as

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expressly authorized in this Agreement or another writing by the Trust, Manager and the Adviser.

2.   SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

     A. The Adviser will manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the direction and control of the Trustees of the Trust and the Manager and in accordance with the provisions of the Trust's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of the Portfolio, the Adviser will:

     (i) furnish investment research and advice and formulate and implement a continuous investment program for the Portfolio (a) consistent with the investment objectives, policies and restrictions of the Portfolio as stated in the Trust's Agreement and Declaration of Trust, By-Laws, and such Portfolio's currently effective Prospectus and Statement of Additional information ("SAI") as amended from time to time and provided to the Adviser pursuant to Section 2.B of this Agreement, and (b) in compliance with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended;

     (ii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase, sale and exchange of securities and other investments, including cash, authorized under the Trust's Agreement and Declaration of Trust, By-Laws, and such Portfolio's currently effective Prospectus and SAI and provided to the Adviser pursuant to Section 2.B of this Agreement, including the placing of orders for such purchases, sales and exchanges for the account of the Trust on behalf of the Portfolio with such brokers and dealers as the Adviser shall have selected; to this end, the Adviser is expressly authorized as the agent of the Trust on behalf of the Portfolio to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust on behalf of such Portfolio;

     (iii) regularly report to the Trustees of the Trust and the Manager with respect to the implementation of the investment program and, in addition, will provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Manager or the Trustees of the Trust, and will attend Board of Trustees' Meetings, as reasonably requested, to present such information and reports to the Board;

     (iv) provide determinations of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with Procedures and methods established by the Trustees of the Trust; and

     (v) establish appropriate interfaces with the Trust's administrator and Manager in order to provide such administrator and Manager with all information reasonably requested by

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the administrator and Manager necessary to the provision of the Adviser's services hereunder to the Portfolio.

     B. To facilitate the Adviser's fulfillment of its obligations under this Agreement, the Manager will undertake the following:

     (i) the Manager agrees promptly to provide the Adviser with all amendments or supplements to the Portfolio's Prospectus, SAI, the Trust's registration statement on Form N-1A ("Registration Statement"), the Trust's Agreement and Declaration of Trust, and By-Laws;

     (ii) the Manager agrees, on an ongoing basis, to notify the Adviser expressly in writing of each change in the fundamental and nonfundamental investment policies of the Portfolio;

     (iii) the Manager agrees to provide or cause to be provided to the Adviser with such assistance as may be reasonably requested by the Adviser in connection with its activities pertaining to the Portfolio under this Agreement, including, without limitation, information as to the general condition of the Portfolio's affairs; and

     (iv) the Manager will promptly provide the Adviser with any guidelines and procedures applicable to the Adviser or the Portfolio adopted from time to time by the Board of Trustees of the Trust and agrees to promptly provide the Adviser copies of all amendments thereto.

     C. The Adviser, at its expense, will furnish: all necessary investment and management facilities, overhead expenses and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement.

     D. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers. The Adviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time and provided to the Adviser pursuant to Section 2.B of this Agreement, including in particular policies and procedures in accordance with Section 17(e) and Rule 17e-1 under the Investment Company Act. Notwithstanding the foregoing, in placing orders for the purchase or sale of investments for the Portfolio, in the name of the Trust on behalf of the Portfolio or its nominees, the Adviser shall use its best efforts to obtain for the Portfolio the most favorable net price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

     Subject to the appropriate policies and procedures approved by the Board of Trustees, the Adviser may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser, and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would

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have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by said
Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable net price and best execution available, the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

     E. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

     F. The Adviser will maintain all accounts, books and records generated by it with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

     G. The Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, exercise all rights of security holders with respect to securities held by the Portfolio, including, but not limited to: voting proxies, converting, tendering, exchanging or redeeming securities; acting as a claimant in class action litigation (including litigation with respect to securities previously held); and exercising rights in the context of a bankruptcy or other reorganization.

3.   COMPENSATION OF ADVISER

     The Manager will pay the Adviser, with respect to the Portfolio, the compensation specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month for the preceding month or portion thereof; however, this advisory fee will be calculated on the average daily value of the Portfolio's assets, as calculated in accordance with the computation of net asset value included in the Trust's Registration Statement, and accrued on a daily basis. In the event the calculation of the Portfolio's net asset value is suspended, the net asset value used for any day will be that for the last business day prior to such suspension until net asset value calculations are resumed.

4.   LIABILITY OF ADVISER

     Neither the Adviser nor any of its directors, officers, or employees shall be liable to the Manager or the Trust for any loss suffered by the Manager or the Trust resulting from its acts or omissions as Adviser to a Portfolio, except for losses to the Manager or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties hereunder of the Adviser or any of its directors, officers or employees.

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     The Adviser, its directors, officers or employees shall not be liable to the Manager or the Trust for any loss suffered as a consequence of any action or inaction of other services providers to Trust in failing to observe the instructions of the Adviser, unless such action or inaction of such other service providers to the Trust is a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Adviser, its directors, officers or employees under this Agreement.

5.   INDEMNIFICATIONS

     A. The Manager shall indemnify the Adviser and its controlling persons, officers, directors, employees, agents, legal representatives and Persons controlled by it (which shall not include the Trust or the Portfolio) (collectively, "Adviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Adviser or Adviser Related Persons arising from or in connection with this Agreement or the performance by the Adviser or Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Manager's gross negligence, willful misconduct or bad faith, in performing its responsibilities hereunder or under its agreements with the Trust or the gross negligence, willful misconduct or bad faith of any companies affiliated with the Manager that provide services to the Trust, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon written information furnished to the Manager or the Trust by the Adviser or an Adviser Related Person specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph (i.e., paragraph A.) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser or an Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

     B. The Adviser shall indemnify the Manager and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or the Portfolio) (collectively, "Manager Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Manager or Manager Related Persons arising from or in connection with this Agreement or the performance by the Manager or Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Adviser's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, in any case only to the extent that such statement or omission was made in reasonable reliance upon written information furnished by the Adviser or Adviser Related Person to the Manager or the Trust specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph (i.e., paragraph B.) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Manager or a Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

     C. The indemnifications provided in this Section 5 shall survive the termination of this Agreement.

6.   NON-EXCLUSIVITY

     The services of the Adviser to the Portfolio and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

7.   SUPPLEMENTAL ARRANGEMENTS

     The Adviser may enter into arrangements with other persons affiliated with the Adviser for the provision of certain personnel and facilities to the Adviser to better enable it to fulfill its duties and obligations under this Agreement. As used in this Agreement, any reference to the "Adviser" refers also to such affiliate.

     The Adviser may delegate certain administrative, non-advisory functions assumed hereunder to The Bank of New York Europe Limited ("BNYE"). BNYE is not an affiliate of the Adviser. BNYE is part of a group of companies, the ultimate parent of which is The Bank of New York Company, Inc. The Adviser's liability for all functions so delegated to BNYE is not affected hereby. Such administrative, non-advisory functions so delegated and the Adviser's acceptance of liability in respect thereof, do not extend to any custodial services provided by BNYE where it has been appointed as Custodian (or other provider of services) by the Manager or the Trust.

8.   REGULATION

     The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations or any court of competent jurisdiction.

9.   RECORDS

     The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any

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claim or retention of rights therein. The Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal, or state regulatory authorities.

10.  DURATION OF AGREEMENT

     This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved by a vote of a majority of those trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees in the manner required by the Investment Company Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

11.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time, without the payment of any penalty, by the Manager at the direction of the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty
(60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Manager and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. The Adviser may terminate this Agreement immediately upon notice to the Manager and the Trust if so required by any regulatory authority having jurisdiction over the Adviser.

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12.  PROVISION OF CERTAIN INFORMATION BY ADVISER

     The Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

     A. the Adviser fails to be registered as an investment adviser under the Advisers Act or, under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Adviser as they relate to the Adviser's responsibilities under this Agreement; and/or

     C. the portfolio manager or managers of the Portfolio change or there occurs any actual change in control or management of the Adviser. The Adviser will notify the Manager and the Trust of any change in the ownership of the company within a reasonable time after such change.

13.  USE OF ADVISER'S NAME

     The Manager will not use the Adviser's name (or that of any affiliate) in Trust literature without prior review and approval by the Adviser, which may not be unreasonably withheld or delayed.

14.  AMENDMENTS TO THE AGREEMENT

     Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or the Trust has obtained an exemption from the voting requirements of Section 15) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other portfolio affected by the amendment or all the portfolios of the Trust.

15.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio listed in Appendix A.

16.  HEADINGS

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     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided with respect to the Adviser shall be Nicholas Hall, Esq., General Counsel, 33 King William Street, London EC4R 9AS, United Kingdom, and with respect to the Manager shall be Peter D. Noris, unless another person is specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

18.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20. The Adviser agrees not to consult with any of the entities listed herein concerning transactions for the Portfolio in securities or other assets:
(a) other sub-advisers to the Portfolio, if any; (b) other sub-advisers to any other portfolio of the Trust; and (c) other sub-advisers to a portfolio under common control with the Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as or the date first mentioned above.


                                        THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                         THE UNITED STATES


                                        By:   /s/ Peter D. Noris
                                            ------------------------------------
                                        Name: Peter D. Noris
                                        Title: Executive Vice President


                                        Merrill Lynch Investment Managers
                                        International Limited


                                        By: /s/ Robert C. Doll
                                            ------------------------------------
                                        Name: Robert C. Doll
                                        Title: President

                                   APPENDIX A

Portfolio                               Advisory Fee
-------------------------------------   ----------------------------------------
EQ/Mercury International Value          0.44% of the Portfolio average daily net
                                        assets for the first $100 million; 0.42% of the average daily net assets in excess of $100 million up to and including $200 million; and 0.40% of the average daily net assets in excess of $200 million.


Dated December 12, 2003